FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 17, 2004, United States Cellular Corporation ("USCC") entered into three deferred compensation agreements with John E. Rooney. Mr. Rooney is a director of and the President and Chief Executive Officer of USCC. Two of the agreements call for the deferral of Mr. Rooney's 2004 and 2005 annual bonus into a Phantom Stock Account in accordance with USCC's 2003 Long-term Incentive Plan ("LTIP"). The remaining agreement calls for a partial deferral of Mr. Rooney's 2005 gross salary into an Interest Account.

        The deferred compensation agreements attached hereto as exhibits are incorporated by reference herein. The following is a brief summary of the two types of agreements which is qualified by reference to the complete agreements attached as exhibits. Certain capitalized terms are used as defined in the agreements attached as exhibits.

        Phantom Stock Account: Mr. Rooney has elected to defer 100% of his annual bonus for 2004 and 2005 into the Deferred Compensation Account as of the date the bonus check is issued at which point it will be 100% vested. USCC will credit to the Deferred Compensation Account a company match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date which is not in excess of one-half of Mr. Rooney's total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date which is in excess of one-half of Mr. Rooney's total gross bonus for the Bonus Year. One-third of the amount credited to Mr. Rooney's Deferred Compensation Account (as adjusted for deemed investment returns under the deferred compensation agreement) shall become vested on each of the first three annual anniversary dates of the end of the Bonus Year, provided that Mr. Rooney is an employee of USCC (or a parent or subsidiary of USCC) on such date and the amount credited to the Deferred Compensation Account has not been withdrawn or distributed before such date.

        An amount credited to the Deferred Compensation Account shall be deemed to be invested in whole and fractional USCC Common Shares at the closing sale price on the principal national stock exchange on which such stock is traded on the date as of which the amount is credited to the Deferred Compensation Account or, if there is no reported sale for such date, on the next preceding date for which a sale was reported.

        Mr. Rooney has elected to receive his distributable balance in a lump sum payment upon separation of service.

        The Agreements in the phantom stock account are subject to the provisions of the LTIP and shall be interpreted in accordance therewith.

        Interest Account: Mr. Rooney has elected to defer 20% of his gross semi-monthly payroll check for services performed in 2005 into the Deferred Compensation Account. The percentage deferral shall be in effect for the entire calendar year.

        Commencing on February 28th 2005, and on the last day of each month thereafter until all of the Deferred Compensation Account has been paid, there shall be credited to such Account (before any amount is credited for the month then ending), interest compounded monthly computed at a rate equal to one-twelfth (1/12) of the sum of (a) the average twenty (20) year Treasury Bond rate of interest (as published in the Wall Street Journal for the last day of the preceding month) plus (b) 1.25 percentage points.

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        Mr. Rooney has elected to receive his distributable balance in a lump sum payment upon separation of service.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: December 22, 2004

By:	/s/ Thomas S. Weber

Thomas S. Weber
Vice President and Controller (Principal Accounting Officer)

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EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
10.1	Executive Deferred Compensation Agreement - Phantom Stock Account for 2004 bonus year between John E. Rooney and U.S. Cellular dated December 17, 2004.
10.2	Executive Deferred Compensation Agreement - Phantom Stock Account for 2005 bonus year between John E. Rooney and U.S. Cellular dated December 17, 2004.
10.3	Executive Deferred Compensation Agreement - Interest Account for 2005 between John E. Rooney and U.S. Cellular dated December 17, 2004.

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